EXPRESS, INC. REPORTS FIRST QUARTER 2020 RESULTS;
DECISIVE ACTIONS TAKEN TO MAINTAIN LIQUIDITY

•First quarter diluted loss per share of $2.41; adjusted diluted loss per share of $1.55
•Ended quarter with $236 million in cash
•Phased re-opening of stores began on May 1; 303 (approximately 50%) now open with an additional 58 confirmed to open this week
•Continued momentum on long-term strategy - The EXPRESSway Forward

Columbus, Ohio - June 3, 2020 - Fashion apparel retailer Express, Inc. (NYSE: EXPR), announced its financial results for the first quarter of 2020. These results, which cover the thirteen weeks ended May 2, 2020, are compared to the thirteen weeks ended May 4, 2019.

"The impact of the COVID-19 pandemic on our industry, economy, communities, associates, and customers over the last few months is unlike anything we have experienced before; and the protests and demonstrations across the country over the last week create even more uncertainty. As a Company, our efforts have been focused on protecting the safety of our associates and customers, and ensuring sufficient liquidity to continue the important work of our transformation.” said Tim Baxter, Chief Executive Officer.

“Response to product that reflects our new design & merchandising vision – The Express Edit – with its emphasis on versatility and value, has been positive, and the new ways in which we are communicating our brand positioning – Creating Confidence & Inspiring Self-Expression – are resonating with our customers,” Baxter continued. “Through the clear direction of our Executive team and the dedication of our associates, our organization did not miss a beat. The teams made a smooth transition to working from home, kept a sharp focus on our key initiatives and hit every milestone in our product development cycle and new Go to Market process. And as our stores reopened, I witnessed reunions between sales associates and customers that speak volumes about the strength of our brand, the relevance of our positioning and the importance of physical retail. I am so proud of all the ways our leaders and teams have kept moving on The EXPRESSway Forward. I am confident that with the decisive actions we have taken and the strategy we have implemented, we will achieve our long-term objectives.”

COVID-19 Impact Mitigation Actions:

As previously announced, the Company took a number of actions to support associates and maintain liquidity throughout the COVID-19 pandemic, which are as follows:

•Provided medical benefit continuation for all full-time furloughed associates
•Implemented work from home protocols to maintain productivity
•Accessed $165 million from its $250 million asset based credit facility
•Cut second quarter inventory receipts by over $100 million

•Identified cost savings of approximately $75 million dollars to be realized in 2020, including the impact from our previously announced COVID-19 mitigation actions, and a decrease in our variable costs as a result of the decline in sales
•Lowered expected annual capital expenditures by approximately $25 million
•Anticipated cash benefits in 2020 from the Coronavirus Aid Relief and Economic Security (CARES) Act of approximately $20 million, including the expanded operating loss carry back, employer payroll tax credit and deferral provisions. Additional significant cash benefits from the CARES Act are also expected to be realized in 2021.
The total liquidity benefits from these actions in 2020 are expected to be approximately $385 million, of which $195 million was realized in the first quarter. These benefits are incremental to the previously announced cost savings associated with The EXPRESSway Forward strategy.

First Quarter 2020 Operating Results:

•Consolidated net sales decreased 53% to $210.3 million from $451.3 million in the first quarter of 2019.
•Gross margin was (22.0)% of net sales compared to 27.1% in last year's first quarter. The decrease was driven by the sales impact from COVID-19, higher valuation reserves related to inventory and certain fabric commitments and a $14.7 million non-cash impairment charge taken against certain long-lived store assets.
•Selling, general, and administrative (SG&A) expenses were $99.2 million, 47.2% of net sales, versus $135.4 million, 30.0% of net sales, in last year's first quarter. The decrease was driven primarily by the previously announced corporate restructuring, the COVID-19 mitigation actions taken by the Company, and a reduction in variable costs driven by the sales decline.
•Operating loss was $145.3 million compared to a loss of $11.6 million in the first quarter of 2019.
•Income tax expense was $6.0 million at an effective tax rate of (4.0)%, compared to income tax benefit of $0.9 million at an effective tax rate of 8.4% in last year's first quarter. The Company's effective tax rate for the first quarter of 2020 was impacted primarily by the recording of a valuation allowance against the Company's deferred tax assets.
•Net loss was $154.1 million, or a loss of $2.41 per diluted share. On an adjusted basis, net loss was $99.4 million, or a loss of $1.55 per diluted share for the first quarter of 2020. The adjusted loss excludes the income tax benefit from the CARES Act of $19.5 million, as well as the negative non-cash impacts of the $61.1 million deferred tax asset valuation allowance, the $14.7 million pretax impairment charge mentioned above, and a $2.7 million pretax write-off of the Company's 2016 investment in Homage. This compares to a net loss of $9.9 million, or a loss of $0.15 per diluted share, in the first quarter of 2019.

First Quarter 2020 Balance Sheet Highlights:

•Cash and cash equivalents totaled $236.2 million versus $144.2 million at the end of the first quarter of 2019.
•Capital expenditures totaled $4.2 million for the thirteen weeks ended May 2, 2020, compared to $4.1 million for the thirteen weeks ended May 4, 2019.
•Inventory was $268.8 million at the end of the first quarter, down 6% compared to $285.6 million at the end of the prior year’s first quarter.

Store Reopening Plans:

As of June 3, 2020, the Company has opened 303 stores, in accordance with the latest federal and state guidelines. The Company is taking the following actions to provide a safe and comfortable environment for our associates and customers:

•Training associates on the new health and safety protocols
•Practicing proper social distancing, and providing contact-free customer service and payment options
•Implementing enhanced cleaning and sanitizing procedures across all stores
•Designating a maximum capacity for each store
•Installing Plexiglas shields at all checkout counters
•Requiring all associates to wear face coverings
•Offering curbside pickup at Easton in Columbus, OH and Chicago, IL test locations with a plan to expand to more stores
•Introducing enhanced buy online pick-up in stores ("BOPIS") customer experience in select reopened stores, with plans to roll out to the entire store base by the end of the third quarter
The Company is taking a phased approach to reopening stores, with the pace and staffing calibrated to mall traffic and consumer demand. Plans will be accelerated or modified based on the learnings as well as any updated associate and customer safety measures.

Open store locations and hours of operation are available at www.express.com. The Company’s website and mobile app remain available to customers.

Second Quarter 2020 Guidance:

Due to the uncertainty surrounding the current environment, the Company will not provide guidance for the second quarter or the year at this time, with the exception of capital expenditures, which are expected to be in the range of $20 million to $25 million for the full year 2020.

Conference Call Information:

A conference call to discuss first quarter 2020 results is scheduled for June 3, 2020 at 9:00 a.m. Eastern Time (ET). Investors and analysts interested in participating in the call are invited to dial (877) 683-0508 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at http://www.express.com/investor and remain available for 90 days. A telephone replay of this call will be available at 12:00 p.m. ET on June 3, 2020 until 11:59 p.m. ET on June 10, 2020 and can be accessed by dialing (800) 585-8367 and entering the replay pin number 9374457*. In addition, an investor presentation of first quarter 2020 results will be available at http://www.express.com/investor at approximately 7:00 a.m. ET on June 3, 2020.

About Express, Inc.:

Express is a leading fashion brand for women and men. Since 1980, Express has provided the latest apparel and accessories to help customers build a wardrobe for every occasion, offering fashion and quality at an attractive value. The company operates retail and factory outlet stores in the United States and Puerto Rico, as well as an online destination. For more information, please visit www.express.com.

Forward-Looking Statements:

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the COVID-19 impact and its continued impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (4) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (5) customer traffic at malls, shopping centers, and at our stores; (6) competition from other retailers; (7) our dependence on a strong brand image; (8) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (9) the failure or breach of information systems upon which we rely; (10) our ability to protect customer data from fraud and theft; (11) our dependence upon third parties to manufacture all of our merchandise; (12) changes in the cost of raw materials, labor, and freight; (13) supply chain or other business disruption, including as a result of the coronavirus; (14) our dependence upon key executive management; (15) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (16) our substantial lease obligations; (17) our reliance on third parties to provide us with certain key services for our business; (18) impairment charges on long-lived assets; (19) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (20) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (21) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (22) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (23) changes in tariff rates; and (24) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption. Additional information concerning these and other factors can be found in Express,

Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Contact:	Media Contact:
Dan Aldridge	Alysa Spittle
VP, Investor Relations	Director, Communications
Express	Express
(614) 474-4890	(614) 474-4745

Schedule 1
Express, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	May 2, 2020	February 1, 2020	May 4, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$236,185	$207,139	$144,233
Receivables, net	12,897	10,824	13,916
Inventories	268,787	220,303	285,641
Prepaid rent	330	6,850	6,212
Other	35,881	25,573	29,219
Total current assets	554,080	470,689	479,221

RIGHT OF USE ASSET, NET	963,142	1,010,216	1,149,360

PROPERTY AND EQUIPMENT	985,091	979,639	1,010,648
Less: accumulated depreciation	(754,414)	(731,309)	(723,400)
Property and equipment, net	230,677	248,330	287,248

TRADENAME/DOMAIN NAMES/TRADEMARKS	—	—	197,618
DEFERRED TAX ASSETS	—	54,973	6,605
OTHER ASSETS	51,285	6,531	6,635
Total assets	$1,799,184	$1,790,739	$2,126,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term lease liability	$225,383	$226,174	$228,212
Accounts payable	123,429	126,863	133,598
Deferred revenue	31,331	38,227	36,304
Accrued expenses	91,797	76,211	95,752
Total current liabilities	471,940	467,475	493,866

LONG-TERM LEASE LIABILITY	879,983	897,304	1,042,146
LONG-TERM DEBT	165,000	—	—
DEFERRED LEASE CREDITS	1,731	1,835	3,473
OTHER LONG-TERM LIABILITIES	26,316	17,823	21,455
Total liabilities	1,544,970	1,384,437	1,560,940

COMMITMENTS AND CONTINGENCIES

Total stockholders’ equity	254,214	406,302	565,747
Total liabilities and stockholders’ equity	$1,799,184	$1,790,739	$2,126,687

Schedule 2
Express, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended
	May 2, 2020	May 4, 2019
NET SALES	$210,275	$451,271
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	256,482	328,768
Gross (loss)/profit	(46,207)	122,503
OPERATING EXPENSES:
Selling, general, and administrative expenses	99,165	135,367
Other operating income, net	(93)	(1,310)
Total operating expenses	99,072	134,057

OPERATING LOSS	(145,279)	(11,554)

INTEREST EXPENSE/(INCOME), NET	56	(712)
OTHER EXPENSE, NET	2,733	—
LOSS BEFORE INCOME TAXES	(148,068)	(10,842)
INCOME TAX EXPENSE/(BENEFIT)	5,982	(908)
NET LOSS	$(154,050)	$(9,934)

EARNINGS PER SHARE:
Basic	$(2.41)	$(0.15)
Diluted	$(2.41)	$(0.15)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	64,030	66,845
Diluted	64,030	66,845

Schedule 3
Express, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	May 2, 2020	May 4, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(154,050)	$(9,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,332	22,216
Loss on disposal of property and equipment	—	350
Impairment of property, equipment and lease assets	14,678	—
Equity method investment impairment	2,733	—
Share-based compensation	2,502	2,372
Deferred taxes	64,424	(14)
Landlord allowance amortization	(104)	(813)
Changes in operating assets and liabilities:
Receivables, net	(2,073)	3,453
Inventories	(48,485)	(17,875)
Accounts payable, deferred revenue, and accrued expenses	2,117	(10,819)
Other assets and liabilities	(32,312)	(5,881)
Net cash used in operating activities	(131,238)	(16,945)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,176)	(4,078)
Net cash used in investing activities	(4,176)	(4,078)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from financing arrangements	165,000	—
Payments on lease financing obligations	—	(27)
Repurchase of common stock under share repurchase program	—	(4,889)
Repurchase of common stock for tax withholding obligations	(540)	(1,498)
Net cash provided by (used in) financing activities	164,460	(6,414)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	29,046	(27,437)
CASH AND CASH EQUIVALENTS, Beginning of period	207,139	171,670
CASH AND CASH EQUIVALENTS, End of period	$236,185	$144,233

Schedule 4
Express, Inc.
Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The Company supplements the reporting of its financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted net loss, adjusted operating loss, and adjusted diluted earnings per share. The Company believes that these non-GAAP measures provide additional useful information to assist stockholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net loss, adjusted operating loss, and adjusted diluted earnings per share are important indicators of the Company's business performance because they exclude items that may not be indicative of, or are unrelated to, the Company's underlying operating results, and may provide a better baseline for analyzing trends in the business. In addition, adjusted diluted earnings per share is used as a performance measure in the Company's long-term executive compensation program for purposes of determining the number of equity awards that are ultimately earned and adjusted operating loss is a metric used in our short-term cash incentive compensation plan. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net loss, operating loss, or diluted earnings per share. These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of the Company's business. Management strongly encourages investors and stockholders to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

	Thirteen Weeks Ended May 2, 2020
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(145,279)		$(154,050)	$(2.41)	64,030
Impairment of property, equipment and lease assets	14,678	(3,856)	10,822	0.17
Equity method investment impairment (a)	—	(642)	2,091	0.03
Valuation allowance on deferred taxes (b)	—	61,075	61,075	0.95
Tax impact of the CARES Act (c)	—	(19,473)	(19,473)	(0.30)
Tax impact of executive departures (d)	—	111	111	—
Adjusted Non-GAAP Measure	$(130,601)		$(99,424)	$(1.55)

a.Impairment before tax was $2.7 million and was recorded in Other Expense, net
b.Valuation allowance provided against incurred and potential 2020 losses and previously recognized deferred tax assets, less net operating losses utilized within CARES Act
c.The Company recognized an income tax benefit of $19.5 million primarily due to a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.
d.Represents the tax impact related to the expiration of former executive non-qualified stock options.

Schedule 5
Express, Inc.
Real Estate Activity
(Unaudited)

First Quarter 2020 - Actual				May 2, 2020 - Actual
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(1)	—	380
United States - Outlet Stores	—	—	—	214
Total	—	(1)	—	594	5.0 million

Second Quarter 2020 - Projected				August 1, 2020 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	—	—	380
United States - Outlet Stores	1	—	—	215
Total	1	—	—	595	5.0 million

Full Year 2020 - Projected				January 30, 2021 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	1	(26)	—	356
United States - Outlet Stores	1	(9)	—	206
Total	2	(35)	—	562	4.8 million